Exhibit 99.1

BioSpecifics Technologies Corp. Awarded Two Qualifying Therapeutic Discovery Project Grants

LYNBROOK, NY – November 3, 2010 – BioSpecifics Technologies Corp. (NASDAQ: BSTC; the "Company"), a biopharmaceutical company developing first in class collagenase-based products, today announced that it has received $426,000 in grant funding under the Qualifying Therapeutic Discovery Project (QTDP) Program. The program, funded through the US Patient Protection and Affordable Care Act of 2010, supports therapeutic discovery programs.

“We are very excited that the government has recognized the potential of our development programs and awarded these grants to us,” commented Thomas L. Wegman, President of BioSpecifics. “We are looking forward to initiating a new clinical trial in lipomas and working on improved collagenase in the field of tissue disassociation.”

The Company received two separate grants of $244,000 and $182,000, respectively. The first grant is for the clinical development of injectable collagenase in human lipomas. The second grant will fund a project related to the development of improved collagenases for tissue disassociation related to cellular therapy. Two partial grant payments were authorized on October 29, 2010 and the remaining allocated amounts will be authorized for payment no later than 30 days after the end of the 2010 calendar year.

Human Lipomas

Approximately 576,000 US patients present annually with lipoma as primary diagnosis. A significant number of lipomas cause pain or discomfort and interfere with normal activity. Patients with multiple lipomas and lipomatosis often experience significant morbidity. The only available proven therapy for patients today is surgical excision which may be impractical in many cases. The potential use of collagenase injection as a minimally invasive procedure has significant therapeutic advantages over surgery for this condition.

Tissue Disassociation

Cellular therapies are promising new treatments for a number of serious diseases such as Type 1 diabetes. Collagenases are routinely utilized in the isolation and preparation of therapeutic cells. The number of companies working in the field of cell therapies has increased exponentially in recent years and the commercial demand for collagenases has increased. The Company has identified certain quality characteristics of the currently commercially available collagenases that can be improved and plans to utilize its expertise in the manufacturing of collagenase with the goal of producing a superior and proprietary collagenase for cell disassociation in terms of safety and efficacy.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for eleven clinical indications, three of which include: Dupuytren's contracture, Peyronie's disease, and frozen shoulder (adhesive capsulitis). Its strategic partner Auxilium Pharmaceuticals Inc. has announced the approval of XIAFLEX by the FDA in the U.S. for the treatment of Dupuytren's contracture. Pfizer, Inc. is responsible for marketing XIAFLEX in Europe. BioSpecifics is developing collagenase for new clinical indications. More information about BioSpecifics may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words "believes," "expects," "anticipates," "plans," "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics concerning its clinical development program and the likelihood of success; and other risk factors identified in the Company's Form 10-K for the year ended December 31, 2009 filed with the SEC. All forward-looking statements included in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Contact:
BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com